Exhibit 23

Consent of Independent Registered Public Accounting Firm

MDC Partners Inc.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-159831 and 333-176059) and Form S-3 (No. 333-194445) of MDC Partners Inc., of our reports dated February 26, 2016, relating to the consolidated financial statements and financial statement Schedule II, and the effectiveness of MDC Partners Inc.'s internal control over financial reporting which appear in this Form 10-K.
/s/ BDO USA, LLP

BDO USA, LLP
New York, New York

February 26, 2016